Exhibit 10.2

OMNIBUS AMENDMENT, CONSENT AND ACKNOWLEDGMENT AGREEMENT

    This OMNIBUS AMENDMENT, CONSENT AND ACKNOWLEDGMENT AGREEMENT (this “Agreement”) is made and is effective as of this February 1, 2019 (the “Effective Date”), by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Purchaser”) and NATIONSTAR MORTGAGE LLC (successor by merger to Pacific Union Financial, LLC) (“Seller”).

RECITALS

WHEREAS, Pacific Union Financial, LLC and Purchaser entered into a Mortgage Loan Participation Sale Agreement, dated as of August 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “MLPSA”) and a Pricing Side Letter and Fee Letter, dated as of August 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter” and, together with the MLPSA, the “Program Documents”);

WHEREAS, as of the Effective Date Pacific Union Financial, LLC and Nationstar Mortgage LLC are merging and that the surviving entity of such merger is Nationstar Mortgage LLC;

WHEREAS, the Seller and Purchaser desire to, among other things, (i) amend the Program Documents to recognize the merger between Pacific Union Financial, LLC and Nationstar Mortgage LLC, (ii) for Nationstar Mortgage LLC to assume all of the obligations of the Seller under each Program Document and (iii) for Purchaser and Nationstar Mortgage LLC to acknowledge, recognize and declare that Nationstar Mortgage LLC shall henceforth be the (only) Seller under each Program Document;

WHEREAS, Seller and Purchaser are also the parties, as Seller and Buyer, respectively, to the Master Repurchase Agreement dated September 9, 2016 (as supplemented, amended or restated, the “Nationstar MRA”); and

WHEREAS, the parties hereto agree to amend each Program Document as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the MLPSA.

2.Amendment to Program Documents.

(a)Effective as of the Effective Date, notwithstanding any prior notice requirements or other conditions to the effectiveness thereof set forth in the Program Documents to the contrary, each Program Document shall be deemed to automatically be amended to replace Pacific Union Financial, LLC as the Seller thereunder with Nationstar Mortgage LLC, and, thereafter, all references to “Seller” in the MLPSA and any of the other Program Documents shall refer to Nationstar Mortgage LLC (instead of to its merger predecessor, Pacific Union Financial, LLC); provided, that notwithstanding anything to the contrary, the Program Documents shall otherwise remain in full force and effect. Nationstar Mortgage LLC hereby agrees to be bound by, and comply with, the duties, obligations, responsibilities, provisions, terms and conditions of the MLPSA, as amended hereby, as Seller thereunder, including, without limitation, the grant of a first priority security interest in and Lien upon the Collateral. On the Effective Date, Purchaser shall file such UCC statements, amendments and/or terminations necessary to protect Purchaser’s security interest in the Collateral naming Nationstar Mortgage LLC as “Debtor” in the appropriate jurisdiction. Seller hereby expressly assumes, and agrees with Purchaser to duly and timely keep, observe and perform, all of the obligations of its merger predecessor, Pacific Union Financial, LLC, under the MLPSA, as amended hereby, and all other Program Documents. Seller shall promptly establish the Custodial Account and Cash Pledge Account in the name of Nationstar Mortgage LLC, which may include changing the account name and/or account number with respect to each such account, and shall promptly provide such updated information to Purchaser.

(b)Section 1 of the MLPSA is hereby amended by deleting the definitions of “Change in Control”, “Compliance Certificate”, “LIBOR Rate”, “Master Repurchase Agreement” and “Program Documents” in their respective entireties and replacing them with the following:

“Change in Control”: Either of the following events (a) less than 100% of Seller’s equity securities are owned, directly or indirectly, by NMH, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), of more than the greater of (x) 35% of the then-outstanding voting power of NMH’s voting equity interests and
(y) the percentage of the then-outstanding voting power of NMH’s voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, determined after such person’s or group’s most recent acquisition of outstanding voting power of NMH’s voting equity interests; unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of NMH’s board of directors or (c) a sale of all or substantially all of the assets of Seller.

“Compliance Certificate”: A compliance certificate substantially in the form referenced in a Master Repurchase Agreement (or otherwise in form and substance acceptable to Purchaser), completed, executed by a responsible officer of Seller and submitted to Purchaser.

“LIBOR Rate”: With respect to each day or portion thereof, the rate of interest which is equal to the ICE Benchmark Administration (or any successor institution or replacement institution used to administer the London Inter-Bank Offered Rate “LIBOR”) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) at approximately 11:00 a.m., London time, on that day, as the rate for delivery on that day of one (1) month U.S. dollar deposits. In the event that such rate is not available at such time for any reason, then the LIBOR Rate for the relevant day shall be the rate at which one (1) month U.S. dollar deposits are offered by the principal London office of Purchaser in immediately available funds in the London interbank market at approximately 11:00 a.m. London time on that day. Notwithstanding the foregoing, under no circumstances shall the LIBOR Rate be less than zero.

“Master Repurchase Agreement”: Each of (i) that certain Master Repurchase Agreement, dated as of June 10, 2016, by and between Nationstar Mortgage LLC (successor by merger to Pacific Union Financial, LLC), as seller, and JPMorgan Chase Bank, N.A., as buyer and (ii) that certain Master Repurchase Agreement, dated as of September 9, 2016, by and between Nationstar Mortgage LLC, as seller, and JPMorgan Chase Bank, N.A., as buyer, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Program Documents”: This Agreement, the Fee Letter, each Master Repurchase Agreement, the Custodial Agreement, the Electronic Tracking Agreement, each Participation Certificate, each Takeout Commitment and all other documents related thereto.

(c)Section 1 of the MLPSA is hereby amended by adding the following new definitions thereto in the proper alphabetical order:

“Dividing Person”: Has the meaning ascribed to such term in the definition of “Division” herein.

“Division”: The division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor”: Any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities and obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Exchange Act”: The Securities and Exchange Act of 1934, as amended.

“LIBOR”: Has the meaning ascribed to such term in the definition of “LIBOR Rate” herein.

“NMH”: Nationstar Mortgage Holdings, Inc.

“Permitted Holders”: Mr. Cooper Group, Inc. and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Mr. Cooper Group, Inc. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Successor Rate”: A rate determined by Purchaser in accordance with Section 2(h) hereof.

“Successor Rate Conforming Changes”: With respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the good faith discretion of Purchaser, to reflect the adoption of such Successor Rate and to permit the administration thereof by Purchaser in accordance with this Agreement and in a manner consistent with market practice.

(d)Section 2 of the MLPSA is hereby amended by adding the following new paragraph (h) immediately following paragraph (g) thereof:

(h) Alternative Rate. If prior to any Remittance Date, Purchaser determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Purchaser has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Purchaser may give prompt notice thereof to Seller, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Purchaser, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) zero, together with any proposed Successor Rate Conforming Changes, in each case, as determined by Purchaser in a manner substantially consistent with market practice for similarly situated counterparties and with substantially similar assets subject thereto (any such rate, a “Successor Rate”).

(e)Section 5(c) of the MLPSA is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Custodial Collection Account and Escrow Account; Mortgage Loan Payments. Seller shall establish one or more custodial collection accounts and escrow accounts, each in the form of time deposit or demand accounts, and each titled, “Nationstar Mortgage LLC, in trust for JPMorgan Chase Bank, National Association Residential Rate Mortgage Loans and various Mortgagors” (each such account, a “Custodial Account”). Such accounts shall be established with a Qualified Depository acceptable to Purchaser and Seller shall promptly deliver to Purchaser evidence of the establishment of such accounts by delivery to Purchaser of certifications substantially in the form of the above-referenced Account Certifications.

Any funds deposited in any of the foregoing accounts shall at all times be fully insured by the FDIC to the full extent permitted under applicable law. Funds shall be deposited in such accounts, and may be drawn on and invested and reinvested, by Seller solely in a manner consistent with the applicable servicing provisions of the Agency Guide and Agency Program relating to the Agency Security originally intended to be issued in connection with the relevant Transaction.

(f)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (vi) thereof in its entirety and replacing it with the following:

(vi) one or more final judgments or decrees in excess of $20,000,000, alone or in the aggregate, are entered against Seller or any of its Subsidiaries involving claims not paid or not fully covered by insurance and the same are not vacated, discharged or satisfied, or stayed or bonded pending appeal, within thirty (30) days from the date of entry thereof, and Seller or such Subsidiary shall not within said period of thirty (30) days or such longer period during which execution of same shall have been stayed by court order or by written agreement with the judgment creditor, perfect appeal therefrom and cause execution thereof to be stayed during such appeal; or

(g)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (vii) thereof in its entirety and replacing it with the following:

(vii) any Agency, private investor or any other Person seizes or takes control of the Servicing Portfolio of Seller for breach of any servicing agreement applicable to such Servicing Portfolio or for any other reason whatsoever; or

(h)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (ix) thereof in its entirety and replacing it with the following:

(ix) there is a default under any Indebtedness (after taking into account any applicable grace or cure periods in such agreement) other than a Program Document that Seller has entered into with Purchaser or any of its Affiliates or Subsidiaries; or

(i)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (x) thereof in its entirety and replacing it with the following:

(x) Seller fails to pay when due any other Indebtedness beyond any period of grace provided which Indebtedness is in excess of $20,000,000, or there occurs any breach or default with respect to any material term of any such Indebtedness, if the effect of such failure, breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Indebtedness of such Person to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time or both, or satisfaction of any other condition to acceleration, whether or not any such condition to acceleration has been satisfied); or

(j)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xii) thereof in its entirety.

(k)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xv) thereof in its entirety and replacing it with the following:

(xv) any Change in Control of Seller shall have occurred without Purchaser’s prior written consent; or

(l)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xvi) thereof in its entirety.

(m)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xvii) thereof in its entirety and replacing it with the following:

(xvii) any failure of Seller to maintain its status as a member of MERS in good standing; or

(n)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xxii) thereof in its entirety and replacing it with the following:

(xxii) Purchaser shall fail to have a valid and perfected first priority security interest in any of the Participation Certificates, including the Servicing Rights thereto, free and clear of any other Lien; or

(o)Section 5(e) of the MLPSA is hereby amended by deleting paragraph (xviii) thereof in its entirety.

(p)Section 9(a) of the MLPSA is hereby amended by deleting paragraph (ii) thereof in its entirety and replacing it with the following:

(ii) Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full legal power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of Seller.

(q)Section 9(a) of the MLPSA is hereby amended by deleting paragraph (vii) thereof in its entirety.

(r)Section 9(a) of the MLPSA is hereby amended by deleting paragraph (viii) thereof in its entirety and replacing it with the following:

(viii) Litigation; Compliance with Laws. There is no Litigation pending or, to Seller’s knowledge threatened, that could reasonably be expected to cause a Material Adverse Effect. Seller has not violated any Requirement of Law applicable to Seller that, if violated, could reasonably be expected to have a Material Adverse Effect.

(s)Section 9(a) of the MLPSA is hereby amended by deleting paragraph (xvi) thereof in its entirety and replacing it with the following:

(xvi) Investment Company Act. Seller is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (i) thereof in its entirety and replacing it with the following:

(i)Maintenance of Existence; Conduct of Business. Seller shall preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 9(a)(x) and shall maintain is primary business as a mortgage originator and servicer. Except as disclosed to Purchaser, Seller will not make any material change in its accounting treatment and reporting practices except as required by GAAP. Seller will remain a member of MERS in good standing.

(u)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (ii) thereof in its entirety and replacing it with the following:

(ii) Compliance with Applicable Laws. Seller shall comply with all Requirements of Law, a breach of which would reasonably be expected to result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP, consistently applied, established therefor. Without limiting the foregoing, Seller shall comply, in all material respects with all applicable (1) Agency Guides, (2) Privacy Requirements, including the GLB Act and Safeguards Rules promulgated thereunder, (3) consumer protection laws and regulations and (4) licensing and approval requirements applicable to Seller’s origination of Mortgage Loans.

(v)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (v) thereof in its entirety and replacing it with the following:

(v)Notices. Seller will promptly notify Purchaser of the occurrence of any of the following and shall provide such additional documentation and cooperation as Purchaser may request with respect to any of the following:

(A)any change in the business address and/or telephone number of Seller;

(B)any merger, consolidation or reorganization of Seller by direct or indirect means. “Indirect” means any change in ownership of a controlling interest of the relevant Person’s direct or indirect parent;

(C)any change of the name or jurisdiction of organization of Seller;

(D)any material adverse change in the financial position of Seller;

(E)receipt by Seller of notice from the holder of any of its Indebtedness of any alleged event of default thereunder;

(F)entry of any court judgment or regulatory order in which Seller or any Subsidiary of Seller is or may be required to pay a claim or claims that is reasonably likely to have a material adverse effect on the financial condition of Seller, on the ability of Seller to perform its obligations under any Program Document, or on the ability of Seller to continue its operations in a manner similar to its current operations;

(G)the filing of any petition, claim or lawsuit against Seller that is reasonably likely to have a material adverse effect on the financial condition of Seller, on the ability of Seller to perform its obligations under any Program Document, or on the ability of Seller to continue its operations in a manner similar to its current operations;

(H)Seller or any Subsidiary of Seller admits to committing, or is found to have committed, a material violation of any Requirement of Law relating to its business operations, including its loan generation, sale or servicing operations, in each case, that is reasonably likely to result in a Material Adverse Effect.

(I)except where disclosure is prohibited by Requirements of Law, the initiation of any investigations, audits, examinations or reviews of Seller by any Agency or Governmental Authority relating to the origination, sale or servicing of mortgage loans by Seller or the business operations of Seller, with the exception of routine and normally scheduled audits or examinations by the regulators of Seller;

(J)any disqualification or suspension of Seller by an Agency, including any notification or knowledge, from any source, of any disqualification or suspension, or any written warning of any such disqualification or suspension or impending or threatened disqualification or suspension;

(K)the receipt by Seller of a notice from an Agency of the occurrence of any actions or inactions, which if not cured, such agency intends, in accordance with Agency Guides, to disqualify or suspend Seller or any Subsidiary of Seller as a seller or servicer, including (if Seller is or becomes a Freddie Mac-approved seller or servicer) those events or reasons for disqualification or suspension enumerated in Chapter 5 of the Freddie Mac Single Family Seller/Servicer Guide and (if Seller is or becomes a Fannie Mae-approved seller or servicer) any breach of Seller’s “Lender Contract” (as defined in the Fannie Mae Single Family 2010 Selling Guide) with Fannie Mae including the breaches described or referred to in Section A2-3, 1-01 “Lender Breach of Contract” of the Fannie Mae Single Family 2010 Selling Guide;

(L)the occurrence of any Servicer Termination Event hereunder or the occurrence of any Potential Servicer Termination Event;

(M)the suspension, revocation or termination of any licenses or eligibility as described under Section 9(a)(x) of Seller;

(N)promptly, but no later than two (2) Business Days after the Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to a Takeout Buyer (whole loan or securitization) and rejected for purchase by such Takeout Buyer; or

(O)any other action, event or condition of any nature that could reasonably be expected to result in a Material Adverse Effect or that constitutes a default under any other material agreement, instrument or indenture to which Seller is a party or to which its properties or assets may be subject.

(w)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (vi) thereof in its entirety and replacing it with the following:

(vi)Taxes. The Seller shall timely file all federal and other material tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(x)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (vii) thereof in its entirety and replacing it with the following:

(vii)Insurance. Seller shall maintain, at no cost to Purchaser (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as to satisfy the requirements of prevailing Agency Guides applicable to a qualified mortgage originating institution, and shall cause Seller’s policy to be endorsed with the Blanket Bond Required Endorsement and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies reasonably acceptable to Purchaser, in such amounts and against such risks as is customarily carried by similar businesses.

(y)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (viii) thereof in its entirety and replacing it with the following:

(viii)Financial Statements and Other Reports. Seller shall deliver or cause to be delivered to Purchaser:

(A)as soon as available and in any event not later than forty-five (45) days after the end of each calendar month, statements of income and changes in stockholders’ equity and cash flow of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated and consolidating basis) for the immediately preceding month, and related balance sheet as of the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by a responsible officer of Seller, subject, however, to normal year-end audit adjustments;

(B)as soon as available and in any event not later than ninety (90) days after Seller’s fiscal year end, statements of income, changes in stockholders’ equity and cash flows of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated basis) for the preceding fiscal year, the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to Purchaser (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) and prepared by independent certified public accountants of recognized standing, each stating that said financial statements fairly present in all material respects the financial condition, cash flows and results of operations of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated basis) as of the end of, and for, such year;

(C)together with each delivery of financial statements required in this Section 10(a)(viii), a Compliance Certificate executed by a responsible officer of Seller;

(D)photocopies or electronic copies of any audits completed by any Agency of Seller, disclosure of which is not prohibited by applicable law or by such Agency, not later than five (5) Business Days after receiving such audit;

(E)not less frequently than once a month, a report in form and substance satisfactory to Purchaser summarizing the Hedging Arrangements, if any, then in effect with respect to all Mortgage Loans then owned by Purchaser and interim serviced by Seller (or a Successor Servicer); and

(F)from time to time, with reasonable promptness, such further information regarding the Mortgage Loans or Participation Certificates, or the business, operations, properties or financial condition of Seller as Purchaser may reasonably request.

(z)Section 10(a) of the MLPSA is hereby amended by deleting paragraph (ix) thereof in its entirety and replacing it with the following:

(ix)Limits on Distributions. So long as a Servicer Termination Event exists, without Purchaser’s prior written consent, Seller shall not pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding.

(aa) Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xi) thereof in its entirety and replacing it with the following:

(xi)Transactions with Affiliates. Seller will not and will not permit any of its Subsidiaries to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement or (b) in the ordinary course of Seller’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Seller or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(bb)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xii) thereof in its entirety and replacing it with the following:

(xii)Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its property, business or assets (including receivables and leasehold interests) whether now owned or hereafter acquired, other than sales of Mortgage Loans and related assets in the ordinary course of Seller’s mortgage origination and servicing business.

(cc)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xiv) thereof in its entirety.

(dd)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xv) thereof in its entirety and replacing it with the following:

(xv) Mergers, Acquisitions, Subsidiaries. Without the prior written consent of Purchaser, Seller will not consolidate or merge with or into any entity (unless Seller is the surviving entity).

(ee)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xix) thereof in its entirety and replacing it with the following:

(xix) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliates thereof or any of its officers furnished to Purchaser hereunder and during Purchaser’s diligence of the Seller are and will be true and correct in all material respects.

(ff)    Section 10(a) of the MLPSA is hereby amended by deleting paragraph (xxxi) thereof in its entirety and replacing it with the following:

(xxxi) MERS. The Seller is a member of MERS in good standing. Seller has listed Purchaser in “interim funder” field on the MERS System with respect to each Mortgage Loan and no other Person shall be identified in the field designated “interim funder”.

(gg) Section 12 of the MLPSA is hereby amended by deleting paragraph (b) thereof in its entirety and replacing it with the following:

(b) Upon the occurrence and continuance of a Servicer Termination Event or an Event of Default (as defined in any Master Repurchase Agreement), Purchaser may terminate this Agreement.

(hh) Seller’s address for notices and authorizations set forth on Schedule 1 to the MLPSA are hereby deleted in their respective entireties and replaced with the page attached to this Agreement as Annex I.

(ii) Exhibit E and Exhibit G to the MLPSA are hereby deleted in their respective entireties and replaced with the Exhibit E and Exhibit G attached to this Agreement as Annexes II and III, respectively.

(jj) Section 1 of the Fee Letter is hereby amended by deleting the definitions of “Cash Pledge Account” and “Tangible Net Worth” in their respective entireties and replacing them with the following:

“Cash Pledge Account”: The blocked Seller’s account (under the sole dominion and control of Purchaser) with JPM Chase styled as follows:

Nationstar Mortgage LLC JPMorgan Chase Secured Party Cash Pledge Account
Account no. 918038944

“Tangible Net Worth”: With respect to any Person on any day, an amount equal to, without duplication, the following: (i) such Person’s and its consolidated Subsidiaries’ Net Worth determined in accordance with GAAP minus (ii) all intangibles determined in accordance with GAAP (including goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased Servicing Rights and retained residual securities), any and all advances to, investments in and receivables held from Affiliates; provided that the non-cash effect (gain or loss) or any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.

(kk) Section 4 of the Fee Letter is hereby deleted in its entirety and replaced with the following:

Section 4. Financial Condition Covenants. Without limiting any provision set forth in the Agreement, Seller shall comply with the financial covenants described in (x) section 11 of the Master Repurchase Agreement referenced in clause (i) of the definition of such term and (y) section 11(w) of the Master Repurchase Agreement referenced in clause (ii) of the definition of such term.

5.Conditions Precedent. This Agreement shall become effective on the Effective Date subject to the satisfaction of each of the following conditions precedent (any of which Purchaser may electively waive, in Purchaser’s sole discretion):

(i)Purchaser and Seller shall have executed and delivered this Agreement;

(ii)The merger of Nationstar Mortgage LLC and Pacific Union Financial, LLC shall have been consummated and satisfactory evidence thereof has been provided to Purchaser;

(iii)Purchaser shall have received Amendment No. 1 to Electronic Tracking Agreement, duly executed and delivered by the parties thereto;

(iv)Purchaser shall have received Amendment No. 1 to Custodial Agreement, duly executed and delivered by the parties thereto;

(v)Seller shall have delivered to Purchaser a certificate of a Responsible Officer of Seller attaching certified copies of Seller’s organizational documents and resolutions of Seller authorizing the transactions contemplated hereby and a certificate of incumbency of authorized representatives which sets forth the names, titles and true signatures of all of those individuals authorized to execute any document or instrument contemplated by the Program Documents;

(vi)Seller shall have or shall have acquired licenses to originate Mortgage Loans in all states where it is required to have a license to do so; and

(vii)Seller shall have paid to the extent due on or before the effective date of this Agreement all fees and out-of-pocket costs and expenses reasonably incurred (including due diligence fees and expenses and reasonable legal fees and expenses) required to be paid under this Agreement or any other Program Document.

6.Further Assurances. The parties hereto shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by the other parties to effectuate the purposes of this Agreement. The undertakings set forth in this Section 6 shall survive the execution and delivery of this Agreement.

7.Fees and Expenses. Seller agrees agree to pay to Purchaser all fees and out-of- pocket costs and expenses incurred by Purchaser in connection with this Agreement (including reasonable and fees, costs and expenses of Purchaser’s legal counsel incurred in connection with this Agreement), in accordance with Section 10(b)(x) of the MLPSA.

8.Representations. Nationstar Mortgage LLC hereby represents to Purchaser that as of the date hereof, after giving effect to this Agreement, all representations and warranties of Seller under any Program Document are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and no Servicer Termination Event has occurred and is continuing under the MLPSA. For the sake of clarity, Seller hereby republishes each of the Seller’s representations and warranties set forth in each Program Document as amended hereby, intending that each such republished representation and warranty is applicable to Seller (Nationstar Mortgage, LLC).

9.Limited Effect. Except as expressly amended and modified by this Agreement, each of the Program Documents shall continue in full force and effect in accordance with its terms. Reference to this Agreement need not be made in any Program Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Program Document, any reference in any of such items to any Program Document being sufficient to refer to such Program Document as amended hereby.

10.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IN ACCORDANCE WITH SECTION 15 OF THE MLPSA.

12.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

13.Effectiveness. For the sake of clarity, this Agreement shall be effective as between Purchaser and Seller upon the execution of this Agreement by such parties and notwithstanding whether this Agreement has also been acknowledged and agreed to by any or each of the additional parties referenced herein.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.

NATIONSTAR MORTGAGE LLC,
as Seller

By: /s/ Jeffrey Neufeld
Name: Jeffrey Neufeld
Title: Senior Vice President and Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Purchaser

By: /s/ Jonathan P. Davis
Name: Jonathan P. Davis
Title: Executive Director